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                                                               EXHIBIT 10.9
                                                               GRANT NO. _______

                           IMPAC MEDICAL SYSTEMS, INC.

                                 2002 STOCK PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

         IMPAC Medical Systems, Inc. (the "Company"), hereby grants an Option to purchase shares of its common stock (the "Shares") to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the Company's 2002 Stock Plan (the "Plan").

Date of Option Grant:  __________________, 200__

Name of Optionee:  _________________________________________________

Number of Shares Covered by Option:  ______________

Exercise Price per Share:  $_____.___

Total Exercise Price:  $_____.___

Vesting Start Date:  _____________, 200__

Vesting Schedule:

         Subject to all the terms of the attached Agreement, your right to purchase Shares under this Option vests as to one-fourth (1/4) of the total number of Shares covered by this Option, as shown above, on the one-year anniversary of the Vesting Start Date. Thereafter, the number of Shares which you may purchase under this Option shall vest at the rate of one-forty-eighth (1/48) per month on the 1st day of each of the thirty-six (36) months following the month of the one-year anniversary of the Vesting Start Date. The resulting aggregate number of vested Shares will be rounded to the nearest whole number. No additional Shares will vest after your Service has terminated for any reason.

         By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also enclosed.

Optionee:
            ________________________________________________
                                (Signature)

Company:
            ________________________________________________
                                (Signature)

            Title: _________________________________________


Attachment
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                          IMPACT MEDICAL SYSTEMS, INC.

                                 2002 STOCK PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

The Plan and                      The text of the Plan is incorporated in this
Other Agreements                  Agreement by reference. Certain capitalized
                                  terms used in this Agreement are defined in the Plan.

                                  This Agreement and the Plan constitute
                                  the entire understanding between you
                                  and the Company regarding this Option.
                                  Any prior agreements, commitments or
                                  negotiations concerning this Option are
                                  superseded.

Incentive Stock Option            This Option is intended to be an Incentive
                                  Stock Option under section 422 of the Internal
                                  Revenue Code and will be interpreted
                                  accordingly. If you cease to be an employee of the Company, a Subsidiary or of a Parent but continue to provide Service, this Option will be deemed a Nonstatutory Stock Option on the 90th day after you cease to be an employee. In addition, to the extent that all or part of this Option exceeds the $100,000 rule of section 422(d) of the Code, this Option or the lesser excess part will be treated as a Nonstatutory Stock Option.

Vesting This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule on the attached cover sheet.

Term Your Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Option Grant, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described below.

Regular Termination               If your Service terminates for any reason,
                                  other than death, Disability or Cause, as defined below, then your Option will expire at the close of business at Company headquarters on the 90th day after your termination date.

Termination for Cause             If your Service is terminated for Cause, as
                                  determined by the Board in its Cause sole discretion, then you shall immediately forfeit all rights to your Option and the Option shall immediately expire. For purposes of this Agreement, "Cause" shall mean the termination of your Service due to your commission of any act of fraud, embezzlement or dishonesty; any unauthorized use

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                                  or disclosure of confidential information
                                  or trade secrets of the Company (or any
                                  Parent, Subsidiary or Affiliate); or
                                  any other intentional misconduct
                                  adversely affecting the business or
                                  affairs of the Company (or any Parent,
                                  Subsidiary or Affiliate) in a material
                                  manner. This definition shall not
                                  restrict in any way the Company's or
                                  any Parent's, Subsidiary's or
                                  Affiliate's right to discharge you for
                                  any other reason, nor shall this
                                  definition be deemed to be inclusive of
                                  all the acts or omissions which
                                  constitute "cause" for purposes other
                                  than this Agreement.

Death If your Service terminates because of your death, then your Option will expire at the close of business at Company headquarters on the date twelve
                                  (12) months after the date of death.
                                  During that twelve (12) month period,
                                  your estate or heirs may exercise the
                                  vested portion of your Option.

Disability                        If your Service terminates because of
                                  your Disability, then your Option will
                                  expire at the close of business at
                                  Company headquarters on the date twelve
                                  (12) months after your termination
                                  date.

Leaves of Absence                 For purposes of this Option, your Service does
                                  not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued
                                  Service crediting is required by applicable law. However, your Service will be treated as terminating ninety (90) days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract.
                                  Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

                                  The Company determines which leaves
                                  count for this purpose, and when your
                                  Service terminates for all purposes
                                  under the Plan.

Notice of Exercise                When you wish to exercise this Option, you
                                  must notify the Company by filing the proper
                                  "Notice of Exercise" form at the address given on the form. Your notice must specify how many
                                  Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship).
                                  The notice will be effective when it is
                                  received by the Company.

                                  If someone else wants to exercise this
                                  Option after your death,

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                              that person must prove to the Company's
                              satisfaction that he or she is entitled to do so.

Form of Payment               When you submit your notice of exercise, you must
                              include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                              . Cash, your personal check, a cashier's check, a money order or an electronic funds transfer.

                              . Shares which have already been owned by you for more than six months and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

                              . To the extent a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

Withholding Taxes             You will not be allowed to exercise this Option
                              unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option.

Restrictions on Exercise and  By signing this Agreement, you agree not to
Resale exercise this Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation.
                              The Company shall have the right to designate one or more periods of time, each of which shall not exceed one hundred eighty (180) days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of

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                              any securities.  Such limitation on exercise shall
                              not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

                              If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

Transfer of Option            Prior to your death, only you may exercise this
                              Option. You cannot transfer or assign this Option.
                              For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will.

                              Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your Option in any other way.

Retention Rights              Your Option or this Agreement does not give you
                              the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights            You, or your estate or heirs, have no rights as a
                              stockholder of the Company until a certificate for your Option's Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments                   In the event of a stock split, a stock dividend or
                              a similar change in the Company stock, the number of Shares covered by this Option and the exercise price per Share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan.
                              Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

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Legends                       All certificates representing the Shares issued
                              upon exercise of this Option shall, where applicable, have endorsed thereon the following legends (or such other legend(s) as may be necessary to comply with applicable state or federal securities laws):

                                "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST.
                                A COPY OF SUCH AGREEMENT IS ON FILE AT THE
                                PRINCIPAL OFFICE OF THE COMPANY AND WILL BE
                                FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

                                "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
                                REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE
                                COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

Applicable Law                This Agreement will be interpreted and enforced
                              under the laws of the State of California.

        By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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